UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2017
___________________________________
Federal Signal Corporation
(Exact name of registrant as specified in its charter)
___________________________________

Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (630) 954-2000
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    As previously disclosed in the Current Report on Form 8-K filed by Federal Signal Corporation (the “Company”) with the Securities and Exchange Commission on March 27, 2017, Brian S. Cooper departed from his position as Senior Vice President and Chief Financial Officer of the Company, effective March 21, 2017.

In connection with his departure, the Company and Mr. Cooper entered into a Separation Agreement and General Release effective April 3, 2017 (the “Severance Agreement”). Under the Severance Agreement and in accordance with the Federal Signal Corporation Executive General Severance Plan, as amended and restated effective August 2012, Mr. Cooper will receive a total of $635,601 (the “Severance Payment”), representing the sum of one year of Mr. Cooper’s base salary, his target annual cash incentive bonus for 2017, and a prorated target annual cash incentive bonus for 2017 based on the number of days worked in 2017. The Company is to pay one-half of the Severance Payment, plus interest, on the Company’s first regularly scheduled payroll date following September 21, 2017, and the remaining balance in equal installments over the following six-month period consistent with the Company’s regularly scheduled payroll dates.

For a period of one year, Mr. Cooper will also continue to be eligible to participate in the Company’s medical, dental, and group term life insurance at the employee rate. Mr. Cooper’s participation in all other benefit plans ceased as of the date of his departure, and his vested benefits under the Company’s 401(k) plan and Savings Restoration Plan will be paid in accordance with the terms of those plans.

Pursuant to the Severance Agreement, Mr. Cooper waived any rights to other severance benefits for which he may have been eligible under any other plans, programs or agreements with the Company. Mr. Cooper also agreed to a general release of the Company from any actions, claims or liabilities arising out of the termination of his employment with the Company and reaffirmed certain confidentiality, non-competition and non-solicitation provisions.

As previously announced, the Company entered into a consulting agreement with Mr. Cooper, a copy of which is attached as an exhibit to the Severance Agreement (the “Consulting Agreement,” and together with the Severance Agreement, the “Agreements”). Under the Consulting Agreement, Mr. Cooper will provide consulting services to the Company as an independent contractor as requested by the Company’s Chief Executive Officer or Interim Chief Financial Officer for a period of up to six months following his departure. The Company will pay Mr. Cooper $190 per hour as full compensation for such services. It is not anticipated that Mr. Cooper will work more than six hours per week in this capacity.

The forgoing summary of the material terms of the Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Agreements, copies of which are filed as Exhibit 10.1 to this Report and incorporated herein by reference.

(c)    On April 6, 2017, the Company appointed David G. Martin, 40, as Chief Operating Officer, effective April 10, 2017. Mr. Martin joins the Company from Dover Corporation (“Dover”), where he held a range of diverse roles of increasing responsibility since joining Dover in 2009. Most recently, he was Managing Director of OPW/Tokheim, a retail fuel equipment and software business, which he led through a complex carve-out and integration. Mr. Martin’s earlier roles at Dover included Managing Director, Chief Financial Officer and Integration Lead of Harbison-Fischer, a manufacturer and distributor of pumps for oil and gas wells, and Director of Corporate Development. Prior to joining Dover, Mr. Martin worked in private equity and with The Boston Consulting Group, focusing primarily on M&A, strategy and integration. He holds an economics degree from the University of California, Berkeley and an MBA from the University of Michigan.

There is no arrangement or understanding between Mr. Martin and any other person pursuant to which Mr. Martin was appointed as the Company’s Chief Operating Officer. There are no related party transactions between the Company and Mr. Martin, and there are no family relationships between Mr. Martin and any of the directors or officers of the Company.

(e)     In connection with Mr. Martin’s appointment, the Company and Mr. Martin executed an employment offer letter (“the Employment Letter”) setting forth the terms of Mr. Martin’s employment. The following summary is qualified in its entirety by reference to the full and complete terms of the Employment Letter, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and which is incorporated herein by reference. The material economic terms of Mr. Martin’s compensation as Chief Operating Officer, included in the Employment Letter, are summarized below:

Annual Base Salary: Mr. Martin will receive an annual base salary of $385,000.

Annual Cash Incentive Bonus: Mr. Martin will be eligible for an annual cash incentive bonus equal to 60% of his annual base salary at target and capped at 120% of his annual base salary, calculated and paid according to the Company’s Short-Term Incentive Bonus Plan, prorated for 2017 based on the effective date of his employment.

Long-Term Incentive Bonus: Subject to the approval of the Company’s Compensation and Benefits Committee of the Board of Directors (the “CBC”), Mr. Martin will receive an initial grant of time-based restricted stock awards valued at $175,000 on the effective date of his employment. The restricted stock awards will vest ratably (i.e. one-third annually) over a three-year period from the date of grant, subject to continued employment. In addition, subject to the approval of the CBC, Mr. Martin will be eligible to receive long-term equity incentive compensation awards beginning in 2017 with a target value of $310,000.

Other Benefits: Mr. Martin’s compensation package also includes a monthly car allowance, eligibility to participate in the Company’s non-qualified Savings Restoration Plan in 2018, and eligibility to participate in the Company’s standard benefit package including group health benefits, 401(k) plan and other benefits.

A copy of the Company’s press release announcing the appointment of Mr. Martin is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
	10.1	Separation Agreement and General Release, effective April 3, 2017, by and between Brian S. Cooper and Federal Signal Corporation.
	10.2	Employment Letter executed March 31, 2017 between the Company and Mr. Martin.
	99.1	Federal Signal Corporation Press Release, dated April 6, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: April 6, 2017	By:	/s/ Daniel A. DuPré
Daniel A. DuPré, Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
Exhibit 10.1	Separation Agreement and General Release, effective April 3, 2017, by and between Brian S. Cooper and Federal Signal Corporation.
Exhibit 10.2	Employment Letter executed March 31, 2017 between the Company and Mr. Martin.
Exhibit 99.1	Federal Signal Corporation Press Release, dated April 6, 2017.